Exhibit 99.1

TVI Corporation Completes Sale of Maryland

Signature Tent-Rental Assets for $2.1 Million

GLENN DALE, MD – December 9, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and equipment rentals, today announced the December 3, 2008 sale of its Frederick, Maryland Signature tent-rental assets to Wisconsin-based Karl’s Event Rental for $2.1 million. In connection with the sale, Karl’s Event Rental also assumed the lease agreement for that location. As a result of the transaction, TVI expects to incur charges totaling approximately $100,000 in the fourth quarter of 2008 related to legal, severance and other transition costs.

TVI previously announced its decision to close its Frederick location and exit the tent-rental business. With this sale, the Company has completed the exit and fully monetized the assets associated with its tent-rental business.

“This transaction provides us with critical capital to lower our obligations and reduce our operating costs,” said Lt. General Harley Hughes, USAF (Ret.), TVI’s President and Chief Executive Officer. “It also enables us to focus our energy and resources on the more promising components of our business including filter canisters, powered air respirators, shelter systems and power, air and kitchen (PAK) rentals.”

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service equipment rental company, providing power, air and kitchen (PAK) equipment to the government and defense, corporate, sporting and hospitality industries. The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should,” “anticipates,” “believes,” “intends,” “expects,” “seeks,” “might result,” “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300